Exhibit 10.1

Apache Corporation 401(k) Savings Plan

Apache Corporation (“Apache”) sponsors the Apache Corporation 401(k) Savings Plan (the “Plan”). In section 10.4 of the Plan, Apache reserved the right to amend the Plan from time to time. Apache hereby exercises that right as follows:

1.	Replacing section 2.1 of the Plan with the following, effective May 1, 2014.

2.1	Participation – Required Service.

An Employee shall be eligible to begin making Participant Contributions, receiving an allocation of Company Matching Contributions, and earning a Company Discretionary Contribution on the day the Employee first becomes a Covered Employee.

2.	Replacing the references to “subsection 2.1(a)” in subsection 1.14(e) and paragraph 3.2(c)(i) of the Plan with a reference to “section 2.1,” effective May 1, 2014.

EXECUTED this 17 day of April, 2014.

APACHE CORPORATION

By:	/s/ Margery M. Harris
Margery M. Harris
Executive Vice President, Human Resources